Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal Second Quarter 2024 Financial Results

Increases Annual Recurring Revenue 16%
Grows Cloud Revenue 29%
Nearly Quadruples Trailing Twelve Month Operating and Free Cash Flow

SAN FRANCISCO – August 23, 2023 – Splunk Inc. (NASDAQ: SPLK), the cybersecurity and observability leader, today announced results for its fiscal second quarter ended July 31, 2023.

Second Quarter 2024 Financial Highlights

•Total ARR was $3.858 billion, up 16% year-over-year.
•Total revenues were $911 million, with Cloud revenue growing 29% to $445 million.
•GAAP Operating Expenses declined 2% year-over-year; non-GAAP Operating Expenses declined 3% year-over-year.
•Trailing twelve month operating cash flow was $827 million, up 247% year-over-year.
•Trailing twelve month free cash flow was $805 million, up 273% year-over-year.
•834 customers with total ARR greater than $1 million, an increase of 111 year-over-year.

“Splunk delivered another solid quarter, demonstrating the incredible value organizations worldwide gain from unified security and observability,” said Gary Steele, President and CEO of Splunk. “Through our ongoing focus on accelerating innovation and harnessing AI, we unveiled many important advancements during the quarter to help customers strengthen their overall digital resilience and security posture. Our team’s strong execution, operational discipline and deep customer engagement have again illustrated Splunk’s leadership.”

“Q2 represents a strong quarter of growth, execution, and operating leverage. We generated 16% ARR growth as we reduced non-GAAP operating expenses by 3% year-over-year,” said Brian Roberts, CFO of Splunk. “We are raising our full year outlook on the top and bottom line as we focus on driving growth by delivering value to customers and increasing profitability through greater efficiency.”

Recent Business Highlights

•Splunk Unveils New Artificial Intelligence (AI), Security and Observability Innovations at .conf23: Thousands of partners and customers, including FedEx, Carnival, IKEA and VMware, attended Splunk’s annual user conference to drive digital resilience and power their organizations to be ready for anything. Key product announcements included:
◦Splunk AI, a collection of new AI-powered offerings to enhance Splunk’s unified security and observability platform. Splunk AI combines automation with human-in-the-loop experiences, so organizations can drive faster detection, investigation and response while controlling how AI is applied to their data.
◦Splunk Edge Hub, a new solution that simplifies the ingestion and analysis of data generated by sensors, IoT devices and industrial equipment. Exclusively distributed through authorized domain expert partners, this solution provides more complete visibility across IT and OT environments by streaming previously hard to access data directly into the Splunk Platform.
◦New portfolio innovations across Splunk’s unified security and observability platform. Enhancements include unified security operations with Splunk Attack Analyzer automated threat analysis, Splunk Observability Cloud and Splunk Cloud Platform integrations as well as unparalleled visibility across any environment – from edge to the cloud – with Splunk platform enhancements.
•Splunk and Microsoft Collaborate Through Strategic Partnership: Also announced during .conf23, Splunk and Microsoft are partnering to build Splunk’s enterprise security and observability offerings on Microsoft Azure. Additionally, for the first time, Splunk solutions will be available for purchase on the Microsoft Azure Marketplace.
•Splunk Named a Leader in 2023 Gartner® Magic Quadrant™ for Application Performance Monitoring (APM) and Observability*. This recognition follows Splunk’s ninth consecutive recognition as a Leader in the 2022 Gartner®
Magic Quadrant™ for Security Information and Event Management**, positioning Splunk as a vendor recognized by Gartner in both reports.
•Splunk Cloud Platform Attains StateRAMP Moderate Authorization: As a State Risk and Authorization Management Program (StateRAMP)-authorized provider, SLED organizations can leverage Splunk’s actionable intelligence and advanced analytics at scale to address use cases across various areas such as cybersecurity, IT modernization, procurement processes, artificial intelligence and more.

Financial Outlook

The company is providing the following guidance for its fiscal third quarter 2024 (ending October 31, 2023):

•Total ARR is expected to be approximately $3.980 billion.
•Total revenues are expected to be between $1.02 billion and $1.035 billion.
•Non-GAAP operating margin is expected to be between 24.7% and 25.3%.
•Free cash flow is expected to be approximately $75 million which implies trailing twelve months free cash flow of $834 million.

The company is updating the following guidance for its fiscal year 2024 (ending January 31, 2024):

•Total ARR is expected to be between $4.150 billion and $4.175 billion (was previously between $4.125 billion and $4.175 billion).
•Total revenues are expected to be between $3.925 billion and $3.95 billion (was previously approximately $3.9 billion).
•Non-GAAP operating margin is expected to be between 21.0% and 21.5% (was previously between 18% and 18.5%).
•Free cash flow is expected to be between $855 million and $875 million (was previously between $805 million and $825 million).

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation-related charges, including related employer payroll tax-related items, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

Conference Call and Webcast

Splunk’s executive management team will host a conference call beginning at 1:30 p.m. PT (4:30 p.m. ET) today to discuss financial results and business highlights. Interested parties may access the call by dialing (800) 715-9871 in the U.S. or (646) 307-1963 from international locations and referencing conference ID 3140501.A live audio webcast and replay of the conference call will also be available on Splunk’s Investor Relations website at https://investors.splunk.com/events-presentations. An audio webcast replay of the call will be available for the next 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s long-term prospects, including Splunk’s guidance for total ARR, total revenues, non-GAAP operating margin and free cash flow for the company’s fiscal third quarter 2024 and fiscal year 2024 and free cash flow for the trailing twelve months ended with the third quarter 2024; our global presence and trends in customer demand and engagement; statements regarding our operating efficiency, growth, profitability and cash flows; statements regarding our products, projects, technology and ongoing product development, including recently announced products; statements regarding our partnerships; statements regarding our market opportunity as well as our ability to meet customer needs; and trends in the markets for our products, including the security and observability markets. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the macroeconomic environment, including inflationary pressures, economic uncertainty and impacts on information technology spending; risks associated with Splunk’s growth, particularly outside of the United States; the impact of Splunk’s restructuring plans; risks associated with Splunk’s ability to successfully introduce and gain market acceptance for new products and technologies; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company’s convertible notes; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

*Gartner, Magic Quadrant for APM and Observability, Gregg Siegfried, Mrudula Bangera, 5 July 2023
**Gartner, Magic Quadrant for Security Information and Event Management, Pete Shoard, Andrew Davies, Mitchell Schneider, October 2022

Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

GARTNER and MAGIC QUADRANT is a registered trademark and service mark of Gartner and Magic Quadrant is a registered trademark of Gartner, Inc and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps build a safer and more resilient digital world. Organizations trust Splunk to prevent security, infrastructure and application issues from becoming major incidents, absorb shocks from digital disruptions, and accelerate digital transformation.

Splunk, Splunk>, and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2023 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Patricia Hogan
Splunk Inc.
press@splunk.com

Investor Contact
Katie White
Splunk Inc.
ir@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenues
Cloud services	$445,163	$346,405	$864,598	$669,334
License	295,439	281,716	466,869	467,527
Maintenance and services	169,983	170,632	330,626	335,973
Total revenues	910,585	798,753	1,662,093	1,472,834
Cost of revenues
Cloud services	134,587	122,860	264,294	242,381
License	1,963	1,337	3,345	2,800
Maintenance and services	75,353	82,594	151,499	163,766
Total cost of revenues	211,903	206,791	419,138	408,947
Gross profit	698,682	591,962	1,242,955	1,063,887
Operating expenses
Research and development	239,099	257,057	476,051	512,748
Sales and marketing	421,635	410,622	828,140	805,835
General and administrative	106,469	114,381	213,841	227,089
Total operating expenses	767,203	782,060	1,518,032	1,545,672
Operating loss	(68,521)	(190,098)	(275,077)	(481,785)
Interest and other income (expense), net
Interest income	28,686	4,847	52,624	6,219
Interest expense	(11,243)	(12,905)	(22,101)	(23,568)
Other income (expense), net	(5,440)	(3,613)	(3,834)	(3,603)
Total interest and other income (expense), net	12,003	(11,671)	26,689	(20,952)
Loss before income taxes	(56,518)	(201,769)	(248,388)	(502,737)
Income tax provision	6,730	7,943	11,280	11,297
Net loss	$(63,248)	$(209,712)	$(259,668)	$(514,034)

Basic and diluted net loss per share	$(0.38)	$(1.30)	$(1.57)	$(3.19)

Weighted-average shares used in computing basic and diluted net loss per share	166,459	161,787	165,737	161,070

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,523,462	$690,587
Investments, current	925,526	1,316,347
Accounts receivable, net	974,202	1,572,604
Prepaid expenses and other current assets	202,987	174,388
Deferred commissions, current	117,542	116,758
Total current assets	3,743,719	3,870,684
Investments, non-current	41,587	41,700
Accounts receivable, non-current	212,049	314,286
Operating lease right-of-use assets	178,105	186,981
Property and equipment, net	107,541	108,540
Intangible assets, net	91,699	119,588
Goodwill	1,416,920	1,416,920
Deferred commissions, non-current	246,216	242,731
Other assets	39,086	42,493
Total assets	$6,076,922	$6,343,923
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$26,214	$15,299
Accrued compensation	300,956	357,550
Accrued expenses and other liabilities	207,421	229,480
Deferred revenue, current	1,392,465	1,657,685
Debt, current	776,456	775,656
Total current liabilities	2,703,512	3,035,670
Debt, non-current	3,102,930	3,099,289
Operating lease liabilities	191,917	202,268
Deferred revenue, non-current	88,688	91,102
Other liabilities, non-current	28,865	26,107
Total non-current liabilities	3,412,400	3,418,766
Total liabilities	6,115,912	6,454,436
Stockholders’ equity
Common stock	174	171
Accumulated other comprehensive loss	(1,716)	(6,363)
Additional paid-in capital	4,993,644	4,671,776
Treasury stock	(984,689)	(989,362)
Accumulated deficit	(4,046,403)	(3,786,735)
Total stockholders’ equity (deficit)	(38,990)	(110,513)
Total liabilities and stockholders’ equity	$6,076,922	$6,343,923

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(63,248)	$(209,712)	$(259,668)	$(514,034)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,268	24,631	46,945	47,952
Amortization of deferred commissions	33,613	26,585	66,143	53,574
Amortization of investment premiums (accretion of discounts), net	(2,439)	(764)	(10,404)	(482)
Loss on strategic equity investments, net	2,414	188	3,414	97
Amortization of debt issuance costs	2,413	3,971	4,441	5,484
Non-cash operating lease costs	(1,684)	(972)	(751)	(2,805)
Stock-based compensation	199,046	199,476	383,517	413,141
Deferred income taxes	(25)	(372)	(509)	(1,020)
Loss on disposal of assets	23	—	10	—
Changes in operating assets and liabilities:
Accounts receivable, net	(208,628)	(89,839)	700,777	553,106
Prepaid expenses and other assets	74,087	38,097	(24,646)	17,078
Deferred commissions	(43,744)	(38,203)	(70,412)	(62,754)
Accounts payable	11,372	63,116	10,915	23,629
Accrued compensation	58,973	39,858	(56,594)	(138,298)
Accrued expenses and other liabilities	(7,371)	12,640	(23,913)	(17,142)
Deferred revenue	(67,206)	(87,328)	(267,634)	(252,807)
Net cash provided by (used in) operating activities	9,864	(18,628)	501,631	124,719
Cash flows from investing activities
Purchases of property and equipment	(3,104)	(3,458)	(5,873)	(6,650)
Capitalized software development costs	(2,501)	(2,562)	(5,152)	(4,990)
Purchases of marketable securities	(203,019)	(143,007)	(877,018)	(923,762)
Maturities of marketable securities	943,060	110,334	1,282,895	209,424
Purchases of strategic investments	(150)	(300)	(3,300)	(6,099)
Other investment activities	—	936	—	1,436
Net cash provided by (used in) investing activities	734,286	(38,057)	391,552	(730,641)
Cash flows from financing activities
Proceeds from the exercise of stock options	143	182	230	1,132
Proceeds from employee stock purchase plan	51,201	48,596	51,201	48,596
Taxes paid related to net share settlement of equity awards	(73,489)	(58,220)	(111,739)	(124,614)
Net cash used in financing activities	(22,145)	(9,442)	(60,308)	(74,886)
Net increase (decrease) in cash and cash equivalents	722,005	(66,127)	832,875	(680,808)
Cash and cash equivalents at beginning of period	801,457	814,010	690,587	1,428,691
Cash and cash equivalents at end of period	$1,523,462	$747,883	$1,523,462	$747,883
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized value of active cloud services, term licenses and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized value of active cloud services contracts at the end of a reporting period. We calculate Cloud DBNRR at a point in time by dividing the Cloud ARR at the end of a reporting period (“Cloud Current Period ARR”) by the Cloud ARR for the same group of customers at the end of the prior 12-month period (“Cloud Prior Period ARR”). Cloud Current Period ARR includes expansion and is net of existing customer contraction and attrition but excludes ARR from new customers in the current period. The trailing 12-month Cloud DBNRR represents the dollar weighted-average of the point in time Cloud DBNRR as of the end of each of the prior 12 months and is calculated by dividing the sum of the Cloud Current Period ARR for each of the prior 12 months by the sum of the Cloud Prior Period ARR for each of the prior 12 months. We use the trailing 12-month Cloud DBNRR because it mitigates the impact of any monthly expansions, contractions, and attrition which may not be representative of our recurring contract base.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s unaudited interim condensed consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission regarding interim financial reporting, Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating expenses, operating income (loss), operating margin, income tax provision (benefit), net income (loss), basic and diluted net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss (gain) on strategic equity investments. The non-GAAP financial measures are also adjusted for Splunk's current and deferred tax rate on non-GAAP income (loss). Splunk uses a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods. We base our rate on non-GAAP financial projections. In determining our tax rate, we exclude the impact of nonrecurring items, and we make assumptions including those about tax legislation and our tax positions. We applied a 20% non-GAAP tax rate to the three and six months ended July 31, 2023 and 2022. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment and capitalized software development costs. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. Employer payroll tax expense is tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss (gain) on strategic equity investments from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results. A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation-related charges, including related employer payroll tax-related items, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided By (Used In) Operating Activities to Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,		Trailing Twelve Months Ended July 31,
	2023	2022	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$9,864	$(18,628)	$501,631	$124,719	$826,542	$238,027
Less purchases of property and equipment	(3,104)	(3,458)	(5,873)	(6,650)	(12,843)	(12,958)
Less capitalized software development costs	(2,501)	(2,562)	(5,152)	(4,990)	(8,944)	(9,203)
Free cash flow (non-GAAP)	$4,259	$(24,648)	$490,606	$113,079	$804,755	$215,866
Net cash provided by (used in) investing activities	$734,286	$(38,057)	$391,552	$(730,641)	$52,033	$(771,574)
Net cash used in financing activities	$(22,145)	$(9,442)	$(60,308)	$(74,886)	$(102,996)	$(949,735)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2023

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges (3)	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic equity investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$134,587	$(5,973)	$(8,209)	$(11)	$(3,638)	$—	$—	$—	$116,756
Cloud services gross margin	69.8%	1.3%	1.8%	—%	0.8%	—%	—%	—%	73.8%
Cost of revenues	211,903	(22,870)	(9,438)	50	(3,638)	—	—	—	176,007
Gross margin	76.7%	2.5%	1.0%	—%	0.4%	—%	—%	—%	80.7%
Research and development	239,099	(87,888)	—	2,516	2,501	—	—	—	156,228
Sales and marketing	421,635	(64,968)	(4,267)	63	—	—	—	—	352,463
General and administrative	106,469	(31,058)	—	(1,158)	—	—	—	—	74,253
Operating expenses	767,203	(183,914)	(4,267)	1,421	2,501	—	—	—	582,944
Operating income (loss)	(68,521)	206,784	13,705	(1,471)	1,137	—	—	—	151,634
Operating margin	(7.5)%	22.7%	1.5%	(0.2)%	0.1%	—%	—%	—%	16.7%
Income tax provision	6,730	—	—	—	—	—	—	26,963	33,693
Net income (loss)	$(63,248)	$206,784	$13,705	$(1,471)	$1,137	$2,413	$2,414	$(26,963)	$134,771
Basic net income (loss) per share (1)	$(0.38)	$1.24	$0.08	$(0.01)	$0.01	$0.01	$0.02	$(0.16)	$0.81
Diluted net income (loss) per share (1)	$(0.38)								$0.71
_________________________
(1)               GAAP basic and diluted net loss per share and non-GAAP basic net income per share is calculated based on 166,459 weighted-average shares of common stock. Non-GAAP diluted net income per share is calculated based on 190,740 diluted weighted-average shares of common stock, which includes 24,281 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income (loss) per share.
(2)               Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
(3)               Excludes $127 of total stock-based compensation restructuring charges, which are included under Stock-based compensation and related employer payroll tax.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic equity investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$122,860	$(6,025)	$(7,579)	$(2,991)	$—	$—	$—	$106,265
Cloud services gross margin	64.5%	1.7%	2.2%	0.9%	—%	—%	—%	69.3%
Cost of revenues	206,791	(23,563)	(8,807)	(2,991)	—	—	—	171,430
Gross margin	74.1%	2.9%	1.1%	0.4%	—%	—%	—%	78.5%
Research and development	257,057	(88,445)	—	2,562	—	—	—	171,174
Sales and marketing	410,622	(59,712)	(5,242)	—	—	—	—	345,668
General and administrative	114,381	(32,524)	—	—	—	—	—	81,857
Operating expense	782,060	(180,681)	(5,242)	2,562	—	—	—	598,699
Operating income (loss)	(190,098)	204,244	14,049	429	—	—	—	28,624
Operating margin	(23.8)%	25.5%	1.8%	0.1%	—%	—%	—%	3.6%
Income tax provision (benefit)	7,943	—	—	—	—	—	(3,721)	4,222
Net income (loss)	$(209,712)	$204,244	$14,049	$429	$3,971	$188	$3,721	$16,890
Basic net income (loss) per share (1)	$(1.30)	$1.27	$0.09	$—	$0.02	$—	$0.02	$0.10
Diluted net income (loss) per share (1)	$(1.30)							$0.09
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(1)                GAAP basic and diluted net loss per share and non-GAAP basic net loss per share calculated based on 161,787 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 184,571 diluted weighted-average shares of common stock, which includes 22,784 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income (loss) per share.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2023

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges (3)	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic equity investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$264,294	$(12,504)	$(16,418)	$(411)	$(7,426)	$—	$—	$—	$227,535
Cloud services gross margin	69.4%	1.5%	1.9%	0.1%	0.9%	—%	—%	—%	73.7%
Cost of revenues	419,138	(44,631)	(18,876)	(1,508)	(7,426)	—	—	—	346,697
Gross margin	74.8%	2.7%	1.1%	0.1%	0.5%	—%	—%	—%	79.1%
Research and development	476,051	(166,443)	—	(13,981)	5,152	—	—	—	300,779
Sales and marketing	828,140	(125,229)	(9,014)	(4,046)	—	—	—	—	689,851
General and administrative	213,841	(60,108)	—	(5,563)	—	—	—	—	148,170
Operating expenses	1,518,032	(351,780)	(9,014)	(23,590)	5,152	—	—	—	1,138,800
Operating income (loss)	(275,077)	396,411	27,890	25,098	2,274	—	—	—	176,596
Operating margin	(16.6)%	23.9%	1.7%	1.5%	0.1%	—%	—%	—%	10.6%
Income tax provision	11,280	—	—	—	—	—	—	30,948	42,228
Net income (loss)	$(259,668)	$396,411	$27,890	$25,098	$2,274	$4,441	$3,414	$(30,948)	$168,912
Basic net income (loss) per share (1)	$(1.57)	$2.39	$0.17	$0.15	$0.01	$0.03	$0.02	$(0.19)	$1.02
Diluted net income (loss) per share (1)	$(1.57)								$0.89
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(1)               GAAP basic and diluted net loss per share and non-GAAP basic net income per share is calculated based on 165,737 weighted-average shares of common stock. Non-GAAP diluted net income per share is calculated based on 189,734 diluted weighted-average shares of common stock, which includes 23,997 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income (loss) per share.
(2)               Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
(3)               Excludes $2,557 of total stock-based compensation restructuring charges, which are included under Stock-based compensation and related employer payroll tax.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic equity investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$242,381	$(11,035)	$(15,157)	$(5,433)	$—	$—	$—	$210,756
Cloud services gross margin	63.8%	1.6%	2.3%	0.8%	—%	—%	—%	68.5%
Cost of revenues	408,947	(43,991)	(17,614)	(5,433)	—	—	—	341,909
Gross margin	72.2%	3.0%	1.2%	0.4%	—%	—%	—%	76.8%
Research and development	512,748	(175,949)	—	4,990	—	—	—	341,789
Sales and marketing	805,835	(134,759)	(10,484)	—	—	—	—	660,592
General and administrative	227,089	(69,919)	—	—	—	—	—	157,170
Operating expenses	1,545,672	(380,627)	(10,484)	4,990	—	—	—	1,159,551
Operating loss	(481,785)	424,618	28,098	443	—	—	—	(28,626)
Operating margin	(32.7)%	28.9%	1.9%	—%	—%	—%	—%	(1.9)%
Income tax provision (benefit)	11,297	—	—	—	—	—	(20,095)	(8,798)
Net loss	$(514,034)	$424,618	$28,098	$443	$5,484	$97	$20,095	$(35,199)
Basic and diluted net loss per share (1)	$(3.19)	$2.65	$0.17	$—	$0.03	$—	$0.12	$(0.22)
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(1)               Calculated based on 161,070 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
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